Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed
EXECUTION

AMENDMENT NO. 7 TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 25, 2023, by and between Bank of America, N.A. (“Buyer”) and loanDepot BA Warehouse, LLC (“Seller”), and acknowledged and agreed to by loanDepot.com, LLC, as guarantor and pledgor (“loanDepot” and together with the Seller, each a “loanDepot Party” and collectively, the “loanDepot Parties”). This Amendment amends that certain Second Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, and acknowledged and agreed to by loanDepot, dated as of August 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).
R E C I T A L S
Buyer and loanDepot Parties have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain Eligible Participation Interests from Seller and Seller agrees to sell certain Eligible Participation Interests to Buyer under a master repurchase facility. Buyer and loanDepot Parties hereby agree that the Agreement shall be amended as more fully provided herein.
In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and loanDepot Parties hereby agree as follows:
1.Amendments. Effective as of the date hereof (the “Amendment Effective Date”), the Agreement is hereby amended as follows:
(a) Section 4.5 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
4.5    Illegality or Impracticability. Notwithstanding anything to the contrary in this Agreement, if Buyer determines in its sole and good faith discretion that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, or any circumstance materially and adversely affecting the repurchase market for mortgage loans or mortgage-backed securities or the source or cost of Buyer’s funds, shall make it unlawful, impractical or commercially unreasonable for Buyer to enter into or maintain Transactions as contemplated by this Agreement, (a) the commitment of Buyer hereunder to enter into or to continue to maintain Transactions shall be cancelled and (b) the Repurchase Price for each Transaction then outstanding shall be due and payable upon the earlier to occur of (i) the date required by any financial institution providing funds to Buyer, (ii) sale of the Purchased Assets in accordance with the terms of this Agreement, and (iii) the date as of which Buyer determines that such Transactions are unlawful or impractical or commercially unreasonable to maintain; provided, that Buyer shall not be liable to any loanDepot Party for any costs, losses or damages arising from or relating from any actions taken by Buyer in good faith pursuant to this Section 4.5.
(b)Section 4.13(c) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(c) (i) If prior to any Payment Date Buyer determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 4.13(a)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, Buyer and Seller may amend this Agreement solely for the purpose of replacing Term SOFR or any then
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current Successor Rate in accordance with this Section 4.13 for the calculation of the Price Differential payable on such relevant Payment Date with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such proposed rate and adjustment shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after Buyer shall have posted such proposed rate and adjustment to Seller.
(c)Section 9.4 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
9.4    Remote Online Notarization. With respect to each Mortgage Loan that was originated using remote online notarization, upon Buyer’s request, Seller shall provide Buyer with a copy of any recordings of such remote online notarizations if such documentation is recorded, and ensure that any such recordings will be transferred to, or available for access by, Buyer or its designees upon the occurrence of an Event of Default hereunder.
(d)Section 14.13 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
14.13    Governing Law. This Agreement and the rights and obligations of the parties under the Principal Agreements shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). All legal actions between or among the parties regarding this Agreement, including, without limitation, legal actions to enforce this Agreement or because of a dispute, breach or default of this Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledged and agree that venue in such courts shall be convenient and appropriate for all purposes.
(e)Exhibit A to the Agreement is hereby amended by deleting the definitions of “Total Liabilities” and “Transactions Terms Letter” in their respective entireties and replacing them with the following:
Total Liabilities: As of any date of determination [***].
Transactions Terms Letter: The document executed by Buyer and loanDepot Parties, as amended, replaced, restated, supplemented or otherwise modified and in effect from time to time, referencing this Agreement and setting forth certain specific terms, and any additional terms, with respect to this Agreement.
(f)The Representations and Warranties Concerning Seller section of Exhibit L to the Agreement is hereby amended by deleting clause (t) thereof in its entirety and replacing it with the following:
(t) Chief Executive Office. Each loanDepot Party’s chief executive office on is located at 6561 Irvine Center Drive, Irvine, California 92618.

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(g)     The Representations and Warranties Concerning Underlying Assets section of Exhibit L to the Agreement is hereby amended by adding the following new clause (kk) to the end thereof:

(kk) Remote Online Notarization.  If such Mortgage Loan was originated using remote online notarization, such Mortgage Loan complies with the requirements and/or guidelines of the Agencies related to remote online notarization.

2.Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Buyer incurred in connection with this Amendment, in accordance with Section 11.7 of the Agreement.
3.Conditions Precedent. This Amendment shall be effective as of the Amendment Effective Date, upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of the loanDepot Parties and Buyer.
4.No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.
5.Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.
6.Representations. In order to induce Buyer to execute and deliver this Amendment, loanDepot Parties hereby represent to Buyer that as of the date hereof, after giving effect to this Amendment, (i) loanDepot Parties are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.
7.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.
8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
9.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has

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been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
[signature page follows]

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IN WITNESS WHEREOF, Buyer and loanDepot Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if loanDepot Parties fail to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A., as Buyer By:/s/ Adam Robitshek Name: Adam Robitshek Title: Director	LOANDEPOT BA WAREHOUSE, LLC, as Seller By: /s/ Sheila Mayes Name: Sheila Mayes Title: VP
Acknowledged and Agreed to by: LOANDEPOT.COM, LLC, as loanDepot By: /s/ Jeffrey DerGurahian Name: Jeffrey DerGurahian Title: EVP

Signature Page to Amendment No. 7 to Second A&R MRA (BANA/loanDepot)
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